SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2003

WEGENER CORPORATION

(Exact name of registrant as specified in charter)

DELAWARE	0-11003	81-0371341

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

11350 TECHNOLOGY CIRCLE

DULUTH, GA 30097
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (770) 623-0096

SIGNATURE
EXHIBIT INDEX
EX-3.1 AMENDED & RESTATED BYLAWS
EX-4.1 STOCKHOLDER RIGHTS AGREEMENT

ITEM 5. OTHER EVENTS

     Adoption of Stockholder Rights Plan

     On May 1, 2003, the Board of Directors of Wegener Corporation (the “Company”) adopted a Stockholder Rights Agreement (the “Rights Agreement”) and authorized and declared a dividend of one common share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Shares”). The dividend is payable on May 2, 2003, to the stockholders of record on that date (the “Record Date”), and with respect to Common Shares issued thereafter until the Distribution Date (as hereinafter defined) or the expiration or earlier redemption or exchange of the Rights. Except as set forth below, each Right entitles the registered holder to purchase from the Company, at any time after the Distribution Date, one Common Share at an initial price per share of $10.00, subject to adjustment (the “Purchase Price”).

     Initially the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Shares upon the earlier to occur of (i) the tenth business day following the public announcement of a person’s or group of affiliated or associated persons’ having acquired beneficial ownership of 15% or more of the outstanding Common Shares (such person or group being hereinafter referred to as an “Acquiring Person”), or, if the Acquiring Person has acquired beneficial ownership of in excess of 35% of the outstanding shares, the date of such public announcement; or (ii) the tenth business day (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group’s becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”).

     Notwithstanding the foregoing, any person who beneficially owned (for purposes of the Rights Agreement) 15% or more of the outstanding Common Shares as of May 1, 2003, will not be deemed to be an “Acquiring Person” unless such person acquires 25% or more of the outstanding shares of common stock.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with, and only with, the Common Shares. Until the Distribution Date (or earlier redemption or expiration), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of a Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Shares as of the Close of Business on the Distribution Date (and to each initial record holder of certain Common Shares issued after the Distribution Date), and such separate Rights Certificates alone will evidence the Rights.

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     The Rights are not exercisable until the Distribution Date. The Rights will expire on April 30, 2013 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

     In the event that any Person becomes an Acquiring Person (except pursuant to a tender or exchange offer that is for all outstanding Common Shares at a price and on terms that a majority of the outside board members determines to be adequate and in the best interests of the Company, its stockholders, and other relevant constituencies, other than such Acquiring Person, its affiliates and associates (a “Permitted Offer”)), each holder of a Right will thereafter have the right (the “Flip-In Right”) to buy that number of shares of common stock of the Company which at the time of the acquisition had a market value of two times the exercise price of the rights. Notwithstanding the foregoing, all Rights that are, or were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void and not exercisable.

     In the event that, at any time following the Distribution Date, (i) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Common Shares immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation’s voting power, or (ii) more than 50% of the Company’s assets or earning power is sold or transferred, then each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right (the “Flip-Over Right”) to receive, upon exercise and payment of the Purchase Price, shares of the acquiring company’s common stock having a value equal to two times the Purchase Price. If a transaction would otherwise result in a holder’s having a Flip-In as well as a Flip-Over Right, then only the Flip-Over Right will be exercisable; if a transaction results in a holder’s having a Flip-Over Right subsequent to a transaction resulting in the holder’s having a Flip-In Right, the holder will have Flip-Over Rights only to the extent such holder’s Flip-In Rights have not been exercised.

     The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of Common Shares, (ii) upon the grant to holders of Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of Common Shares, or (iii) upon the distribution to holders of Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above). However, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1%.

     No fractional Common Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of Common Shares on the last trading day prior to the date of exercise.

     At any time prior to the time a person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per

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Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     At any time after any person becomes an Acquiring Person and prior to the acquisition by such person or group of Common Shares representing 50% or more of the then outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights which have become null and void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

     All of the provisions of the Rights Agreement may be amended prior to the Distribution Date by the Board of Directors of the Company for any reason it deems appropriate. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders of the Company, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

     The foregoing discussion of the Rights Agreement is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

     Adoption of By-law Amendments

     On May 2, 2003, the Company’s Board of Directors, upon recommendation by its committee of independent, non-management directors, adopted amendments to the Company’s By-laws. These amendments were adopted to make certain factual corrections, remove certain internal inconsistencies, and add certain advance notice provisions in connection with stockholder meetings and actions by written stockholder consent. A copy of the Corporation’s By-laws, as amended and restated following the adoption of the amendments, is attached as Exhibit 3.1 to this Report.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     The following exhibits are filed with this Report:

Exhibit	Description

3.1	Amended and Restated By-laws of Wegener Corporation
4.1	Stockholder Rights Agreement, dated as of May 1, 2003, between Wegener Corporation and Securities Transfer Corporation, as Rights Agent.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEGENER CORPORATION

Date: May 5, 2003	By:	/s/ Robert A. Placek

	Name:	Robert A. Placek
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated By-laws of Wegener Corporation
4.1	Stockholder Rights Agreement, dated as of May 1, 2003, between Wegener Corporation and Securities Transfer Corporation, as Rights Agent.